Exhibit 99.1

VirnetX Declares Special Dividend of $1.00 Per Share

ZEPHYR COVE, Nevada.,– May 8, 2020 – VirnetX™ Holding Corporation (NYSE AMERICAN: VHC) (the “Company”), an Internet security software and technology company, announced today that its Board of Directors has approved a $1.00 per share special cash dividend on its outstanding common stock, payable on or about May 26, 2020, to stockholders of record as of the close of business on May 18, 2020.

“It took us ten years to prevail against Apple,” said Kendall Larsen, VirnetX CEO and President.  “We’re grateful to our loyal shareholders and are pleased to be able to provide them with this dividend.”

About VirnetX

VirnetX Holding Corporation is an Internet security software and technology company with patented technology for secure communications including 4G LTE and 5G security. The Company’s software and technology solutions, including its secure domain name registry and Gabriel Connection Technology™, are designed to facilitate secure communications and to create a secure environment for real-time communication applications such as instant messaging, VoIP, smart phones, e-Readers and video conferencing. The Company’s patent portfolio includes over 190 U.S. and foreign granted patents/validations and pending applications. For more information, please visit www.virnetx.com.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact, including the statement regarding the Company’s damages award, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based on expectations, estimates and projections, and certain assumptions made by management and involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements, including but not limited to, statements relating to the Company’s special cash dividend.  The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including those under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 16, 2020 and subsequent filings with the Securities and Exchange Commission, as applicable. Many of the factors that will determine the outcome of the subject matter of this press release are beyond the Company’s ability to control or predict.  Except as required by law, the Company is under no duty to update any of the forward-looking statements after the date of this press release to conform to actual results.

Contact:
Investor Relations
VirnetX Holding Corporation
415.505.0456
ir@virnetx.com